Exhibit 99

Joint Filer Information

Name:                                           Defiante Farmaceutica, L.D.A.

Address:                                     Rua dos Ferreiros
                     260 Funchal
                     Madeira, Portugal - 19000-082

Designated Filer:                       Sigma-Tau Finanzaria S.p.A.

Issuer & Ticker Symbol:           SciClone Pharmaceuticals, Inc. (SCLN)

Date of Earliest
Transaction Required
to be Reported:                         10/17/07

Signature:                                  /s/  Maurizio Terenzi
                  Name:  Maurizio Terenzi
                  Title:    Proxy Holder Authorized
              DEFIANTE FARMACEUTICA, L.D.A.